UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022 (June 15, 2022)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Master Network Services Agreement with T-Mobile

As previously disclosed in DISH Network Corporation’s (“DISH” or “we”) public filings, on July 1, 2020 we and T-Mobile US, Inc. (“TMUS”) have entered into a master network services agreement for the provision of network services by TMUS to us (the “MNSA”). The descriptions of the MNSA in those public filings are hereby incorporated by reference.  As previously disclosed in DISH’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “10-Q”), during the first quarter of 2022, we and TMUS reached a proposed settlement that would amend the MNSA in a manner that addresses a number of matters between the parties.  On June 15, 2022, we and TMUS entered into a binding term sheet (the “Binding Term Sheet”) reflecting a proposed settlement and amendment to the MNSA, which differs from the proposed settlement reported in the 10-Q.

The Binding Term Sheet sets forth certain modifications of the pricing and certain other terms of the MNSA and resolves all outstanding disputes between the parties with respect to the MNSA.  As a result, DISH will pay lower rates to TMUS, with these reduced rates applied retroactively to periods beginning January 22, 2022.

We have agreed to a minimum purchase commitment to TMUS of $3.3 billion over the course of the term of the MNSA (which term remains unchanged), subject to certain terms and conditions.

The Binding Term Sheet also removes certain restrictions on DISH’s ability to provide roaming services to customers within the TMUS network footprint.  In addition, TMUS has agreed to provide nationwide standard domestic access and in-market roaming to DISH’s wireless customers within the TMUS network footprint (which includes areas within the markets where DISH is deploying its own 5G network).

Additionally, TMUS is providing certain assistance to us with respect to the Boost customers who have been migrated off of TMUS’s CDMA network.  Such assistance includes the provision of replacement devices for CDMA customers and marketing support.  TMUS agreed to transfer to DISH (subject to required regulatory approvals) all Boost branded customers of former Sprint affiliates, Shentel and Swiftel, as well as Boost branded customers who were previously part of the California Public Utilities Commission CARE program.  We expect to receive more than 100,000 customers as a result of this transfer.

The parties agreed to use commercially reasonable efforts to enter into definitive amendments to the MNSA relating to the contents of the Binding Term Sheet.  If the parties are unable to enter into such definitive amendments, the parties will continue to be bound by the terms of the Binding Term Sheet.

The Binding Term Sheet is subject to approval by the United States Department of Justice, Antitrust Division (the “DOJ”) in accordance with the Stipulation and Order filed in the United States District Court for the District of Columbia (the “District Court”) and will become effective following approval by the DOJ.  If the DOJ does not approve the Binding Term Sheet within 60 days following June 15, 2022, the Binding Term Sheet will be terminated, unless the parties agree to extend this period.

The description of the Binding Term Sheet above is not complete and is qualified in its entirety by the actual terms of the Binding Term Sheet, a copy of which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release “DISH and T-Mobile Expand Network Services Partnership” dated June 21, 2022.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: June 21, 2022	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel